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                          MASTER REPURCHASE AGREEMENT


Between:                             Dated:  January __, 2001


IMPERIAL WAREHOUSE FINANCE, INC. ("Buyer")
--------------------------------

and


HOMEGOLD FINANCIAL, INC. and
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HOMEGOLD, INC. (jointly and severally, "Seller")
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1.   Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer whole mortgage loans or any interest in any whole mortgage loans secured by mortgages or deeds of trust on residential dwellings ("Loans") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement.

2.   Definitions

     (a)  "Act of Insolvency," with respect to any party, (i) the commencement
          --------------------
          by such party as debtor of any case or proceeding under any conservatorship or receivership (within the meaning of the Financial Institutions Reform, Recovery and Enforcement Act of 1989), bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a conservator, receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, or (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

     (b)  "Additional Purchased Loans," Loan(s) provided by Seller to Buyer
          -----------------------------
          pursuant to Paragraph 4(a) hereof; Additional Purchased Securities shall be limited to

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          obligations issued by the United States government or mortgaged-backed securities issued by the Federal National Mortgage Association
          ("FNMA") or guaranteed by the Government National Mortgage Association ("GNMA") and otherwise acceptable to Buyer in its sole discretion;

     (c)  "Assumed Repurchase Value," as of any date shall be the dollar amount
          ---------------------------
          not exceeding the Repurchase Price ascribed to such Loans on that date by Buyer in its reasonable and sole discretion and shall not include any Income on such Loans paid to and held by Seller pursuant to paragraph 5 hereof, and the Assumed Repurchase Value of any Additional Purchased Loans shall be the fair market value thereof as determined by Buyer in its reasonable and sole discretion;

     (d)  "Buyer's Margin Amount," with respect to any Transaction as of any
          ------------------------
          date, the amount obtained by application of a percentage, agreed to by Buyer and Seller prior to entering into the Transaction, to the aggregate principal balances of the Purchased Loans as of such date;

     (e)  "Collateral Deposit Account," a deposit account established in the
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          name of Buyer at a depository institution designated by Buyer into which Seller shall deposit and maintain a cash collateral balance agreed to by Buyer and Seller prior to entering into the Transaction to secure Seller's obligations hereunder;

     (f)  "Income,"  with respect to any Loans at any time, the principal
          ---------
          thereof then payable and all interest or other distributions thereon;

     (g)  "Margin Deficit," the meaning specified in Paragraph 4(a) hereof;
          -----------------

     (h)  "Margin Excess," the meaning specified in Paragraph 4(b) hereof;
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     (i)  "Mortgage File," the meaning specified in Paragraph 7 hereof;
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     (j)  "Price Differential," with respect to any Transaction hereunder as of
          ---------------------
          any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

     (k)  "Pricing Rate," the per annum percentage rate for determination of the
          ---------------
          Price Differential;

     (l)  "Prime Rate," the prime rate or reference rate of U.S. money center
          -------------
          commercial  banks as published in The Wall Street Journal;

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     (m)  "Purchase Date," the date on which Purchased Loans are transferred by
          ----------------
          Seller to Buyer;

     (n)  "Purchase Price," (i) on the Purchase Date, the price at which
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          Purchased Loans are transferred by Seller to Buyer, and (ii)
          thereafter, such price decreased by the amount of any cash transferred by Seller to Buyer pursuant to the Margin Deficit or applied to reduce Seller's obligations under clause (i) of Paragraph 5 hereof;

     (o)  "Purchase Request," the meaning specified in Paragraph 3(a) hereof;
          -------------------

     (p)  "Purchased Loans," the Loans transferred by Seller to Buyer in a
          ------------------
          Transaction hereunder, and any Loans substituted therefor in accordance with Paragraph 9 hereof.;

     (q)  "Repurchase Date," the date on which Seller is to repurchase the
          ------------------
          Purchased Loans from Buyer, including any date determined by application of the provisions of Paragraphs 3 or 11 hereof;

     (r)  "Repurchase Price," the price at which Purchased Loans are to be
          -------------------
          transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof

     (s)  "Servicing File," the meaning specified in Paragraph 7 hereof.
          -----------------


3.   Initiation; Purchase Request; Repurchase

     (a) All Transactions will be made pursuant to a written Confirmation of Terms of Transactions, certified by Seller and agreed to by Buyer. When Seller initiates a Transaction hereunder, Seller shall deliver to Buyer a written purchase request form for each Transaction (a "Purchase Request"). The Purchase Request shall describe the Loans, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement as may be required by Buyer. Upon Buyer's approval and funding of the Loan, the Purchase Request, together with this Agreement, the Confirmation of Terms and the Seller's Warranties Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to

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which the Purchase Request relates, unless with respect to the Purchase Request specific written objection is made by Buyer promptly after receipt thereof. In the event of any conflict between the terms of such Purchase Request and this Agreement, this Agreement shall prevail.

     (b) Seller shall repurchase each of the Purchased Loans from Buyer, and shall pay to Buyer the Repurchase Price therefore upon demand made by Buyer, pursuant to this Paragraph. In the case of Loans (i) which meet the requirements of the Seller's Warranties Agreement in all material respects, such demand by Buyer may not be made prior to 45 days following the date of the Transaction in which the Loans were originally conveyed to Buyer provided no Event of Default (as defined hereinafter) has occurred; (ii) which do not meet the requirements of the Seller's Warranties Agreement in all material respects, such demand by Buyer may be made at any time; and (iii) Seller may repurchase Loans at any time, irrespective of whether the particular Loan(s) meets the requirements of the Seller's Warranties Agreement. In any case such demand either by Buyer or by Seller shall be for a repurchase of all Purchased Loans subject to the related Transaction and such demand shall be made no later than 5:00 pm Pacific Time on the business day preceding the day on which such repurchase will be effective, which repurchase shall also be on a business day. On the date specified in such demand or on the date fixed for repurchase, the repurchase will be effective by transfer to Seller or its agent of the Purchased Loans and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to a designated account of Buyer.

4.   Margin Maintenance

     (a) If at any time the difference between the aggregate Assumed Repurchase Value of all Purchased Loans held by Buyer, and the aggregate Buyer's Margin Amount for all such Transactions at such time, is less than the balance of the Collateral Deposit Account (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Buyer's option to transfer cash or Purchased Loans to Buyer, so that the balance in the Collateral Deposit Account will thereupon equal or exceed the difference between aggregate Assumed Repurchase Value of the Purchased Loans, and the aggregate Buyer's Margin Amount.

     (b) The Collateral Deposit Account and all sums held therein, including any amount by which the balance thereof exceeds the difference between the aggregate Assumed Repurchase Value and the aggregate Buyer's Margin Amount (the "Margin Excess") shall constitute collateral security for the full and timely payment and performance by Seller of all indebtedness and obligations to Buyer, whether arising under this Agreement or otherwise, and Seller pledges and grants to Buyer a security interest therein, including the right to withdraw, setoff and apply all sums held therein to any amounts due hereunder.

5.   Income Payments

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Except as provided in paragraph 11 of this Agreement, Seller shall be deemed to hold for the benefit of and in trust for Buyer all Income including without limitation all scheduled and unscheduled principal and interest payments, received by Seller with respect to such Loans. Seller shall service the Loans or supervise the servicing of the Loans for the benefit of Buyer in accordance with the terms of Paragraph 8 hereof and shall provide Buyer with the servicing tape or payment histories for all such serviced Loans not later than the 7/th/ day of each month. Seller will provide Buyer with reports substantially identical in form to FNMA's form 2010 remittance report with respect to all Loans then involved in any Transaction hereunder. Within three business days of its receipt of each such report, Buyer either (i) shall determine that a Margin Deficit has occurred and direct Seller to pay to Buyer all Income received in the period covered by such report to the extent of such Margin Deficit in which case Buyer shall be deemed to have released any excess Income to Seller or (ii) shall determine that a Margin Deficit has not occurred in which case Buyer shall be deemed to have released all such Income to Seller.

6.   Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Seller's right (including the power to convey title thereto) title and interest in and to the Purchased Loans, the contractual right to receive payments, including the right to payments of principal and interest and the right to enforce such payments arising from or under any of the Purchased Loans, the contractual right to service each Loan, any sub-servicing agreements with respect to each Loan and all documents in each Mortgage File and Servicing File with respect to all Transactions hereunder and all income, payment, product and proceeds thereof (the "Collateral"). In such event, the parties hereto intend to create for the benefit of Buyer, as secured party, a legally valid and enforceable first priority perfected security interest in the collateral. On or prior to each Purchase Date, Seller shall cause to be filed in the appropriate filing offices of the jurisdiction in which Seller maintains its place of business or its Chief Executive Office if Seller has more than one place of business in accordance with applicable law Uniform Commercial Code financing statements naming Seller as debtor, Buyer as secured party and the Collateral as Collateral.

7.   Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Loans transferred by one party hereto to the other party: (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request; or (ii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

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The transfer of Loans to Buyer shall include the delivery to the Buyer of the following documents ("the Mortgage File"); (i) the original note or other evidence of indebtedness ("the Mortgage Note") of the obligor thereon (each such obligor, a "Mortgagor"), endorsed to the order of or assigned to Seller by the holder/payee thereof, without recourse, and endorsed by Seller, without recourse, in blank, (ii) the original mortgage deed of trust or other instrument (the "Mortgage") creating a first or second lien on the underlying property securing the Loan (the "Mortgaged Property") naming Seller as the "Mortgagee" or "Beneficiary" thereof, and bearing on the face thereof the address of Seller as provided in Paragraph 13 of this Agreement, or, if the Mortgage does not name Seller as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to Seller and bearing on the face thereof the address of Seller as provided in Paragraph 13 of this Agreement, and, in either case, bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or instrument of assignment, if any, together with a certificate of either the closing attorney or an officer of the title insurer that issued the related title insurance policy, or a certificate of receipt from the recording office, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located); (iii) an original assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording and, in the event that the Seller acquired the Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]"; (iv) any intervening assignment of the Mortgage not included in (ii) above, including any warehousing assignment; (v) any assumption, modification, extension or guaranty agreement; (vi) the Lender's title insurance policy, or, if such policy has not been issued, a written commitment or interim binder issued by the title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing the holder of the Loan that the Lender's title insurance policy will be issued; (vii) if applicable, any policy or certificate of primary mortgage guaranty insurance; (viii) if the Mortgage Note or Mortgage or any other material document or instrument relating to the Loan has been signed by a person on behalf of the Mortgagor, the power of attorney or other instrument that authorized and empowered such person to sign with recording information thereon; (ix) with respect to FHA insured Loans, the original FHA Insurance Contract, together with a completed HUD Form 92080 "Mortgagee Record Change" with the Purchasing Mortgagees name left blank; (x) with respect to VA guaranteed Loans, the original VA Loan Guaranty Certificate; (xi) with respect to each Loan which is subject to the provisions of the Homeownership and Equity Protection Act of 1994, a copy of a notice to each entity which was a purchaser or assignee of the Mortgage Loan, satisfying the provisions of such Act and the regulations issued thereunder, to the effect that the Loan is subject to special truth in lending rules; (xii) any certified copies of the hazard insurance policy or flood insurance policy with extended coverage of the hazard insurance policy; (xiii) the Loan closing instruction with specific instructions requiring purchase monies to be returned to Buyer if the Loan is not settled within 48 hours of receipt of purchase monies; and (xiv) any other document as may be requested by Buyer.

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Notwithstanding the above, Seller shall, at least one business day prior to the related Purchase Date, deliver to or cause to be delivered to Buyer, originals or true copies of such documents contained in the Mortgage File; and within forty-eight (48) hours after such Purchase Date Seller shall deliver or cause to be delivered to Buyer, the originals (to the extent not previously delivered) of all such documents in the Mortgage File. Failure by Seller to deliver or cause to be delivered such documents within such time periods specified in the immediately preceding sentence shall constitute an Event of Default under this Agreement. Seller shall cause each closing agent to hold any originals of such documents in the Mortgage File held by such closing agent prior to delivery thereof to Buyer, in trust and as bailee for Buyer.

In addition to the documents contained in the Mortgage File, Seller shall deliver to Buyer on or prior to the Purchase Date for such Transaction a security release certification acceptable to Buyer, certifying the release of any security interest of a third party which may have existed with respect to any of the Loans subject to such Transaction during the 45-day period prior to the related Purchase Date.

Seller shall include on each Loan Schedule a code indicating whether the Loan is subject to the Homeownership and Equity Protection Act of 1994.

Seller shall cause to be maintained a servicing file ("Servicing File") with respect to each Loan that shall contain the following documents:
     (a)  copies of all the documents contained in the Mortgage File,
     (b) any instrument necessary to complete identification of any exception set forth in the exception schedule in the title insurance policy (e.g., map or plat, restrictions, easement, sewer agreements, home association declaration, etc.,);
     (c)  a survey of the Mortgaged Property;
     (d) any hazard insurance policy or flood insurance policy, with extended coverage of the hazard insurance policy;
     (e) the Loan closing statement (Form HUD-1) and any other truth-in-lending, real estate settlement procedure forms or other disclosure statements required by law;
     (f)  the residential loan application, if applicable;
     (g)  any verification of employment and income;
     (h) if applicable, any verification of acceptable evidence of source and amount of downpayment;
     (i)  any credit report on the borrower under the Loan;
     (j) each residential appraisal report with photographs of the Mortgaged Property;
     (k) any tax receipts, insurance premium, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized date files, underwriting standards used for origination and all other papers and records developed or originated by the Seller, any servicer or others, required to document the Loan or to service the Loan; and
     (l)  any other document as may be requested by Buyer.


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Seller shall cause to be delivered to Buyer each Servicing File upon Event of
Default by Seller under this Agreement.

8.   Segregation of Purchased Loans; Servicing

     (a) To the extent required by applicable law, all Purchased Loans in the possession of Seller shall be segregated from other Loans in its possession and shall be identified as subject to this Agreement. Upon transfer of the Purchased Loans to Buyer and until Seller's repurchase thereof as provided herein, ownership of each Purchased Loan including each document in the related Mortgage File is vested in Buyer. Upon transfer of the Purchased Loans to Buyer and until Seller's repurchase thereof as provided herein, record title in the name of Seller to each Mortgage may be retained by Seller in trust, for the benefit of Buyer for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Loans, provided that Buyer may elect to cause record title to be transferred to Buyer at any time. Unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transaction(s) with the Purchased Loans or otherwise participating, pledging or hypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Loans (and no substitutes thereof) to Seller. Upon Seller's repurchase of the Purchased Loans, Buyer agrees to promptly execute endorsements of the Mortgage Notes, assignments of the Mortgages and UCC-3 assignments to the extent that such documents are prepared by Seller for Buyer's execution, are delivered to Buyer by Seller and are necessary to reconvey, without recourse, to Seller and perfect title of like tenor to that conveyed to Buyer on the related Loans. Buyer agrees to cooperate with Seller to identify documents that may be required to effect such reconveyance and perfection of title to Seller.

     (b) Seller shall service and administer each Purchased Loan for the benefit of Buyer prior to the related Repurchase Date; Seller shall have full power and authority, acting alone, to do any and all things in connection with such servicing which Seller or its agents may deem necessary and consistent with the Transactions and agreements contemplated by this Agreement except that Seller may not modify or amend the terms of the Purchased Loans in any material respect. However, the obligations of Seller to service the Purchased Loans on behalf of Buyer shall cease upon the payment to Buyer by Seller of the Repurchase Price. Seller and its agents, in administering and servicing the Purchased Loans, shall employ procedures (including collection procedures) and exercise the same care customarily employed and exercised by Seller or its agents in servicing and administering mortgage loans for Seller's own account, in accordance with accepted mortgage servicing practices of prudent lending institutions with respect to mortgage loans similar to the Purchased Loans and giving due consideration to Buyer's reliance on Seller and its agents.
          Seller shall be responsible for the actions of its agents relating to its servicing of the Loans as

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          though Seller itself were servicing the Purchased Loans. Seller shall collect all Income on behalf of Buyer, and unless otherwise directed by Buyer, Seller shall retain such Income, in trust, for the benefit of the Buyer; provided, however, upon the request of Buyer, Seller shall remit to Buyer such Income. Buyer shall reduce the Repurchase Price of any Transaction for any Income from the Loans actually received by Buyer pursuant to this Paragraph. Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion,
          (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate the Seller as servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee and such termination shall be effective immediately. Seller further agrees to indemnify and hold Buyer harmless from any claims, losses, liabilities, costs (including attorneys' fees) that arise from Seller's servicing of the Loans.

9.   Substitution

Seller may not, without the prior written consent of Buyer in Buyer's sole discretion, substitute other mortgage loans for any Purchased Loans. Such substitution, if authorized by Buyer, shall be made by transfer to Buyer of such other Loans and transfer to Seller of such Purchased Loans. After substitution, the substituted Loans shall be deemed to be Purchased Loans.

10.  Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and
(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, (vi) Seller and Buyer have entered into the Transaction described in each Purchase Request form contemporaneously with the sale of the Purchased Loan(s) by Seller to Buyer and the transfer of the Purchase Price by Buyer to Seller, or, in the event that the Transaction is deemed to constitute a loan, contemporaneously with the grant of the security interest in the Collateral by Seller to Buyer pursuant to paragraph 6 hereof and the transfer of the consideration therefor, by Buyer to Seller, (vii) the board of directors of Seller has approved this Agreement, and such approval is reflected in the minutes of said board, and (viii) this Agreement shall be continuously, from the time of its execution, a corporate record of Seller. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

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11.  Events of Default

In the event that (i) Seller fails to repurchase any Purchased Loans upon the applicable Repurchase Date, (ii) Seller fails to comply with any provision of this Agreement, the Confirmation of Terms, Purchase Request or Seller's Wannanties Agreement, (iii) an Act of Insolvency occurs with respect to Seller,
(iv) any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (v) Seller shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder; (vi) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitment under this Agreement and any other related agreement and shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within 7 days; (vii) this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Collateral ; (viii) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $50,000 is rendered against Seller, and the same remains undischarged for a period of 30 days during which execution of such judgment is not effectively stayed; (ix) Seller shall fail to observe or perform any of the covenants or agreements under any Loan document, which failure materially and adversely affects the rights of the Buyer; (x) any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Seller is bound or affected shall occur and be continuing; (xi) in the good faith judgment of Buyer, a material adverse change shall have occurred in the business operations, properties, prospects or condition (financial or otherwise) of Seller; (xii) Seller shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially and adversely affect the financial condition of Seller (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due);
(xiii) any representation or warranty made by Seller in any Transaction document shall have been incorrect or untrue in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms) when made or repeated or when deemed to have been made or repeated;
(xiv) Seller shall fail to promptly notify Buyer of (a) the acceleration of any debt obligation or the termination of any credit facility of Seller, respectively; (b) the amount and maturity of any such debt assumed after the date hereof; (c) any adverse developments with respect to pending or future litigation involving Seller, respectively; and (d) any other developments which might materially and adversely affect the financial condition of Seller; (xv) Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to Seller's status as a "going concern"; (xvi) Seller shall have reported an operating loss for any period after February 1, 2001; (xvii)
Seller shall fail to deliver to Buyer the documents in the Mortgage File within the time period specified in Paragraph 7 of this Agreement (each of (i) -
(xvii) an "Event of Default"); then:

     (a) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the

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     occurrence of an Act of Insolvency), the Repurchase Date for each
     Transaction hereunder shall be deemed immediately to occur.

     (b) If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) above, (i) Seller's obligations hereunder to repurchase all Purchased Loans in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Loans pursuant to subparagraph (c) of this Paragraph, and (C) any amounts credited to the account of Seller pursuant to subparagraph (c) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid to Buyer after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices owed by Seller, and (iv) Seller shall immediately deliver to Buyer any Purchased Loans subject to such Transactions then in Seller's possession.

     (c) After one business day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, Buyer may: (A) immediately sell, in a recognized market or in any other commercially reasonable manner at such price or prices as Buyer may reasonably deem satisfactory, any or all Purchased Loans subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder, or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder and in either case upon the determination and receipt by Buyer, in a manner deemed final and complete by Buyer in its sole discretion, of the aggregate unpaid Repurchase Prices and any other amounts owing which Buyer is otherwise entitled hereunder, Buyer shall transfer the portion of the Purchased Loans and proceeds thereof, including without limitation, any proceeds of a sale of the servicing rights to the Loans, held by Buyer following such receipt to either (i) Seller, if in Buyer's sole discretion Seller is legally entitled thereto, (ii) such other party or person as is in Buyer's reasonable judgment is legally entitled thereto, or (iii) if Buyer cannot determine in its reasonable judgment the person or party entitled thereto, a court of competent jurisdiction.

     (d) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (e) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

     (f) Seller acknowledges that any delay in the ability of Buyer to exercise its remedies pursuant to Paragraph 11 hereof shall result in irreparable injury to Buyer.

     (g) Limitation of Seller's Liability: As required by the provisions of that certain Indenture dated September 23, 1997, as amended, by and between HomeGold Financial, Inc. (f/k/a Emergent Group, Inc.), the Subsidiary Guarantors named therein (one of which is Seller) and Bankers Trust Company as Trustee, notwithstanding any other provision of this Agreement to the contrary, Buyer(s) shall have no recourse against Seller or any of its affiliates to satisfy claims in respect of this Agreement and the transactions contemplated herein in excess of the realizable value of the Mortgage loans purchased from Seller pursuant hereto and held by such Buyer(s).

12.  Single Agreement

Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  Notices and Other Communications

Any notice or communication in respect of this Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail, return receipt requested, or by overnight courier or given by facsimile transfer and first class mail at the following address or facsimile number:



  To Buyer:

          Imperial Warehouse Finance
          23430 Hawthorne Blvd.
          Bldg. 3, Suite 210
          Torrance, CA 90505
          Facsimile number: (310) 465-0841
          Attention: Zoila Velasco

  To Seller:
          HomeGold, Inc.
          3901 Pelham Road
          Greenville, SC 29615
          Facsimile Number: (864) 289-6096
          Attention: Bruce Dodd

A notice or communication will be effective: (i) if delivered by hand or sent by overnight courier, on the day and time it is delivered; (ii) if sent by facsimile transfer, on the day it is sent if confirmation of transmission is received; or (iii) if sent by certified or registered mail, return receipt requested, three days after dispatched.

14.  Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  Non-assignability; Termination

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be canceled at any time by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

16.  Governing Law; Jurisdiction

This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the conflict of law principles thereof.

17.  No Waivers; Amendments

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

18.  Use of Employee Plan Assets

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding transaction involving a Plan Party.

19.  Intent

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securites contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     (b) It is understood that either party's right to liquidate Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

20.  Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised and agree that in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation.

21.  Further Assurances

Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of this Agreement, including without limitation, the delivery of any further documents to ensure that Buyer maintains a first priority perfected security interest in the Collateral pursuant to Paragraph 6 hereof and to carry into effect the purpose of the Transaction documents.

22.  Power of Attorney

Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purpose hereof, including, without limitation, completing or correcting any endorsement of a Mortgage Note, assignment of a Mortgage, or financing statement which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Loans or Collateral and to give full discharge for the same.

23.  Costs and Expenses

Seller shall promptly pay as and when payment is due all, and Buyer shall not be liable for any, expenses, fees and charges incurred by Buyer or Seller (other than the salaries and overhead of Buyer and its affiliates) arising out of or related in any way, to the administration and enforcement of this Agreement ("Costs"), including, without limitation, legal expenses, servicing costs and expenses, recording and filing fees and any costs associated with reconveyance of the Purchased Loans and, in the even that any Costs are incurred by Buyer, Seller shall reimburse Buyer on demand of Buyer accompanied by a statement describing the circumstances and the nature of the Cost, by wire transfer of immediately available federal funds.

24.  Usage Fee

Seller and Buyer contemplate that all Loans purchased by Buyer and subject to repurchase pursuant to this Agreement shall have an average daily balance (in principal amount) of $12,500,000 (the "Minimum Usage Amount"). If, within sixty
(60) days of the date hereof, Seller shall not have sold any Loans to Buyer pursuant to this Agreement, Seller shall promptly pay Buyer $1,000. If at any time after sixty (60) days after the Seller shall commenced selling Loans to Buyer, pursuant to this Agreement, but the average daily balance (in principal amount) of all Loans held by Buyer is less than the Minimum Usage Amount, Seller shall pay Buyer a fee to be determined by Buyer in its sole discretion, provided, however such fee shall not exceed $1,000 during any thirty (30) day period.

25.  Fully Negotiated Agreement

Neither this Agreement nor any uncertainty or ambiguity herein or of any provision hereof shall be construed or resolved against Buyer or Seller, whether under any rule of construction or otherwise. The terms and conditions contained in this Agreement have been fully negotiated and reviewed by all parties and their respective counsel.

26.  Attorneys' Fees

If any legal action, arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and any other relief to which it or they may be entitled. The court or arbitrator before which such action or proceeding is brought shall determine which party is the successful or prevailing party within the meaning of this section, taking into account all bona fide settlement offers of all parties, and such determination shall be binding upon the parties

27.  Arbitration

Any dispute between the parties arising out of or by reason of this Agreement or regarding its construction shall be submitted for arbitration in Los Angeles, California, and shall be settled in accordance with the rules and regulations then existing of the American Arbitration Association, to which shall be added the provisions of the California Civil Discovery Act. Judgment upon any award rendered in such proceedings may be obtained by either party in any court of competent jurisdiction.

28.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.



IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized representatives.

(Buyer)              (Seller)

IMPERIAL WAREHOUSE FINANCE, INC.          HOMEGOLD, INC.


                                          HOMEGOLD, FINANCIAL, INC.

By:_________________________________      By:__________________________

Name: Zoila E. Velasco                    Name:________________________
      ------------------------------
Title: President/CEO                      Title:_________________________
       -----------------------------
Date:_______________________________      Date:_________________________

                     CONFIRMATION OF TERMS OF TRANSACTIONS
                            (CERTIFICATE OF SELLER)


Imperial Warehouse Finances, Inc.
23430 Hawthorne Blvd., Bldg. 3, Suite 210
Torrance, CA 90505

RE:   Master Repurchase Agreement

Reference is made to the Master Repurchase Agreement (the "Master Repurchase Agreement") dated as of January 11, 2001, between Imperial Warehouse Finance, Inc. (the "Buyer") and HomeGold Financial, Inc. and HomeGold, Inc., (the "Seller"). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Master Repurchase Agreement. The Buyer and the Seller hereby confirm the Buyer's purchase from the Seller from tim to time under the Master Repurchase Agreement of Purchased Loans to be listed on Mortgage Loan Schedules which will be transmitted from Seller to Buyer. Seller agrees to provide to Buyer a Purchase Request Form and Mortgage Loan Schedule in the form of "Exhibit A" hereto which must be approved by Buyer before each Transaction is completed. Upon the approval by Buyer of the Purchase Request Form and Mortgage Loan Schedule and Buyer's funding of the Purchase Price. Seller agrees that the sale of the mortgage loans listed thereon shall be effective hereunder pursuant to the terms and conditions of the Master Repurchase Agreement, the Seller's Warranties Agreement and all modifications and addendums thereto.

As to each Loan listed on the Purchase Request Forms and Mortgage Loan Schedules submitted hereafter, the following pricing, terms and conditions shall apply:

     Purchase Price: Net Disbursement Amount to be specified on Purchase Request Form.

     Buyer's Margin Amount: Equal to 88% of the face amount of the Loan, or if a Second Mortgage, then 85% of such amount.

     Transaction Fee: $60.00 per Loan. To be paid by Seller to Buyer within 45 days after Purchase Date.

     Repurchase Date: On demand as set forth in Paragraph 3 of the Master Repurchase Agreement.

     Pricing Rate: A per annum rate equal to the sum of (i) the rate per annum publicly announced by U.S. Money Center Commercial Banks as its "Prime Rate" as such rate shall change from time to time, plus (ii) 100 basis points. Upon the occurrence of an Event of Default of the Seller, the number of basis points in (ii) shall be increased to 300 but in no event shall the increased Price Differential resulting from an event of default be less $120 per Loan. The Pricing Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Exit Fee: In addition to the Repurchase Price, Seller shall pay to Buyer upon the repurchase of each Loan an Exit Fee equal to 0.25% of the Repurchase Price, which Exit Fee shall be divided equally between Buyer and Impac Mortgage Acceptance Corp.

     Collateral Deposit Account: $2.5 million to be deposited with Southern Pacific Bank as custodian for Buyer, which account shall be pledged to Buyer as collateral security for all obligations of Seller to Buyer.

For auditing or other purposes of the Buyer, the Seller may receive a computer-generated trade confirmation with respect to each Transaction that does not provide for countersignature thereof by the Seller. It is understood and agreed that such confirmation shall be null and void and of no force and effect with respect to this Transaction.

Pursuant to the sale of the Loans set forth on each Mortgage Loan Schedule (the "Mortgage Loans") by the Seller to Imperial Warehouse Finance, Inc. ("IWF") pursuant to the Master Repurchase Agreement, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Buyer all of its right (including the power to convey title thereto), title and interest in and to each Loan, including, without limitation, those mortgage loans to be listed on the Mortgage Loan Schedules submitted hereafter.

Nothing contained in this Certificate or in the Master Repurchase Agreement shall constitute a commitment by Buyer to purchase any particular loan(s). Kindly acknowledge your agreement to the foregoing by signing and returning the enclosed extra copy of this letter.

HOMEGOLD FINANCIAL, INC.                             HOMEGOLD, INC.

Sincerely,                                           Sincerely,

By: /s/ Forrest Ferrell                              By: /s/ Forrest Ferrell
    -------------------                                  -------------------
Name: Forrest Ferrell                                Name: Forrest Ferrell
Title: President                                     Title: President

ACKNOWLEDGED AND AGREED TO:

IMPERIAL WAREHOUSE FINANCE, INC.


By:/s/ Zoila E. Velasco
   --------------------
       Zoila E. Velasco
       President CEO